UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 5, 2010
                Date of Report (Date of earliest event reported)

                       Commission File Number: 005-85380

                          ALASKA PACIFIC ENERGY CORP.
             (Exact name of registrant as specified in its charter)

             NEVADA                       10949905               20-4523691
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

             UNIT 625, 2005 COSTA DEL MAR ROAD, CARLSBAD CA, 92009
              (Address of Principal Executive Offices)    (Zip Code)

                                  604-274-1565
              (Registrant's telephone number, including area code)


          Securities registered pursuant to Section 12(b) of the Act:

                          Title of each class: Common
                                     ------

         Name of each exchange on which registered: OTC Bulletin Board

          Securities registered pursuant to section 12(g) of the Act:

                                     COMMON
                                (Title of class)

Check the appropriate box below; if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
        CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
        240.14a-12).

[  ] Pre commencement communication pursuant to Rule 14d-2(b) under the Exchange
        Act (17 CFR 240.14d-2(b)).

[  ] Pre commencement communication pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c)).

                             AVAILABLE INFORMATION

Alaska Pacific Energy Corp. files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy documents referred to in this Report on Form 8-K that have been filed with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 5, 2010 Alaska Pacific Energy Corp. (the "Company") (OTCBB.ASKE), reported that the Amended Share Purchase and Sale Agreement (See Form 8-K filed September 22, 2010) between the Company and Engineering Technology Inc. ("Entec") which was to be finalized on October 31, 2010, will not be completed and is null and void. APEC made a legitimate and timely offer to purchase Entec for the full amount as agreed to in the purchase agreement, however, Entec decided that they prefer to remain a private company and turned down the offer.

As announced in early June 2010, the Company had entered into the purchase agreement to acquire all the outstanding shares and assets of Entec, a Calgary-based private company. The Company and Entec had also signed an Amended Share Purchase and Sale Agreement. Pursuant to that amended agreement, the Company was to issue Entec a convertible debenture comprised of 27 million shares, which would have included the 15 million shares of the Company's common stock that were previously issued to Entec under a License Agreement dated March 18, 2010, and 12 million shares that were to be issued under the Amended Purchase Agreement. Entec and the Company have mutually agreed to cancel the 15,000,000 restricted common shares issued to Entec as part of the above noted License Agreement between the Company and Entec and cancel the License Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.10 Cancellation of Technology Licensing Agreement between Alaska Pacific Energy Corp. and Engineering Technology, Inc., dated November 5, 2010

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2010

ALASKA PACIFIC ENERGY CORP.

By: /s/ James R. King
    -----------------
James R. King
President, Chief Executive Officer and Director

                   TECHNOLOGY LICENSE CANCELLATION AGREEMENT

               THIS CANCELLATION AGREEMENT is made as of the 5th day of November, 2010

BETWEEN:

                 ALASKA PACIFIC ENERGY CORP.
                 a public company incorporated under the laws of the State of Nevada with its address at 2005 Costa Del Mar Road, Carlsbad CA, 92009 (hereinafter referred to as "APEC")

                                                         PARTY OF THE FIRST PART
and
                 ENGINEERING TECHNOLOGY INC.
                 a private company incorporated under the laws the Province of Alberta, Canada, with its address at #24 12110 40th Street, Calgary, Alberta, Canada T2Z 3B9. (hereinafter referred to as "ENTEC")

                                                        PARTY OF THE SECOND PART

WHEREAS APEC and Entec executed a Technology License Agreement dated the 18th day of March, 2010;

AND WHEREAS both parties have agreed to terminate the Technology License Agreement in its entirety;

AND WHEREAS In consideration of the Technology License granted, the license fees paid by APEC to Entec consisted of fifteen million (15,000,000) common shares of the capital stock of APEC.

NOW THEREFORE, in consideration of this CANCELLATION AGREEMENT the Parties hereby agree to the following:

1. Entec will return to APEC, all fifteen million (15,000,000) common shares of the capital stock of the APEC for cancellation of said shares together with any documentation required to properly execute the cancellation of the shares.

2. APEC will return to ENTEC all necessary documentation respecting the granting of the Technology License Agreement together with the documentation required to properly cancel the said Technology License Agreement.

IN WITNESS WHEREOF the Parties have executed this Cancellation Agreement as of the date first written above.

ON BEHALF OF ALASKA PACIFIC ENERGY CORP.

/s/ James R. King
---------------------------------------------------
James R. King, President, Director, Authorized Signatory

ON BEHALF OF ENGINEERING TECHNOLOGY LTD

/s/ Grant Jameson
---------------------------------------------------
Grant Jameson, President, Director, Authorized Signatory